Exhibit 99.1

Prelude Therapeutics Presents Preclinical Data from Development Candidate, PRT13722, a First-in-Class, Orally Bioavailable, Potent and Highly Selective KAT6A Degrader at American Association for Cancer Research (AACR) Annual Meeting 2026

Data Demonstrate Potential for Differentiated Efficacy and Safety Profile, Including Complete Responses as Monotherapy in Multiple CDX and PDX Models of HR+/HER2- Breast Cancer

Prelude Remains on Track to File Investigational New Drug (IND) Application by mid-2026 and to initiate clinical trial in 2H 2026

WILMINGTON, Del., Apr. 20, 2026 (GLOBE NEWSWIRE) – Prelude Therapeutics Incorporated (Nasdaq: PRLD), a precision oncology company, today announced the presentation of new preclinical data from its lead development candidate, PRT13722. PRT13722 is being developed for the treatment of hormone receptor positive (HR+)/human epidermal growth factor receptor 2 (HER2-) breast cancer (BC). Based on preclinical data, we believe PRT13722 is a highly differentiated, first-in-class, orally bioavailable, potent and highly-selective KAT6A degrader.

“These preclinical data further strengthen our hypothesis that developing a highly selective degrader specifically targeting KAT6A has the potential for further improvements of efficacy and importantly an improved hematological safety profile. We believe the efficacy and safety profile of PRT13722 will, in turn, enable meaningful combination approaches to existing standards of care,” stated Peggy Scherle, Ph.D., Chief Scientific Officer of Prelude. “We remain on track to file an Investigational New Drug (IND) application for PRT13722 in the middle of this year and, pending clearance, enter the clinic in the second half of 2026.”

“There remains a significant unmet need for new treatment options to further improve the standard of care in breast cancer,” stated Edith A. Perez, M.D., Professor Emeritus at Mayo Clinic and strategic clinical advisor to Prelude. “New agents that show potential for relevant clinical efficacy and improved tolerability could enable alternative treatment strategies and novel combinations across multiple lines of therapy. It is important to follow the science as these promising new agents prepare to enter the clinic, including PRT13722.”

Details on the poster presentation are as follows:

Title: First-in-Class potent and selective oral KAT6A degrader development candidate, PRT13722, drives complete tumor regressions as a monotherapy with an improved preclinical hematological safety profile.

Abstract Control Number: 7335

Session Title: Proximity-Induced Drug Discovery 2

Session Start Time: 4/21/2026 2:00 PM PT

Location: Poster Section 15

Poster Board Number: 20

Presentation Number: 5793

Summary:

•	PRT13722 is a highly differentiated, first-in-class, orally bioavailable, potent and highly selective KAT6A degrader development candidate.

•

PRT13722, by degrading KAT6A, drives more complete disruption of KAT6A regulatory pathways than dual KAT6A/B inhibitors, resulting in more robust depth and breadth of preclinical efficacy in HR+/HER2- breast cancer.

•	PRT13722 drives durable complete tumor regressions in HR+/HER2- xenograft models (both endocrine therapy (ET) sensitive and experienced) at well-tolerated doses, as a monotherapy.

•

PRT13722 is synergistic with ET, CDK4/6 inhibitors, and PI3Kα inhibitors while maintaining monotherapy and combination activity across HR+ BC models, including estrogen receptor 1 mutated and acquired therapy-resistant cancer cells.

•	PRT13722 has an improved preclinical hematological safety profile compared to prifetrastat, which may enable combinations with standard of care agents in HR+ BC.

•	PRT13722 is on track for IND filing in mid-2026.

Link to Poster Presentation: Publications - Prelude Therapeutics (preludetx.com)

Highly selective KAT6A oral degrader program

KAT6 is an emerging and recently validated target in the treatment of ER+ breast cancer. Prelude discovered and is developing first-in-class, highly potent, highly selective and orally bioavailable KAT6A selective degraders. PRT13722 remains on track for an IND filing in mid-2026 and subject to clearance, with Phase 1 study initiation planned in the 2nd half of 2026. Prelude believes that selectively degrading KAT6A has the potential for improved efficacy, tolerability and combinability with other agents relative to non-selective inhibitors of KAT6A/B.

The Company presented initial preclinical data supporting this hypothesis at the AACR Annual Meeting 2025. The presentation can be found at Publications - Prelude Therapeutics.

Additional AACR Presentation

On April 18, 2026, Prelude’s Sr. Director of Biology and Pharmacology, Koichi Ito, Ph.D. provided a lecture during an educational session entitled: ED08 – Chemistry to the Clinic Part 1 of 4: Next-Level Conjugates: Transforming Targeted Therapies. The title of the presentation is: “Beyond Conventional Payloads: Unlocking New Therapeutic Landscapes with Targeted Protein Degrader-Antibody Conjugates (DACs)”

About Prelude Therapeutics

Prelude is a leading precision oncology company developing innovative medicines in areas of high unmet need for cancer patients. Our pipeline features highly selective KAT6A degraders and JAK2V617F mutant selective inhibitors — new approaches to clinically validated targets with transformative potential for patients. We are leveraging our expertise in targeted protein degradation to create and develop next generation degrader antibody conjugates (DACs) with novel payloads. We are on a mission to extend the promise of precision medicine to every cancer patient in need. For more information, visit preludetx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated timing of the IND filing for PRT13722 in mid-2026 and the initiation of a Phase 1 clinical study in the second half of 2026, the potential safety, efficacy, tolerability and combinability of PRT13722 with standard of care agents in HR+/HER2- BC, the addressable market for Prelude’s product candidates, the potential for PRT13722 to achieve a differentiated profile relative to other approaches targeting KAT6, the expected timeline for clinical trial results for Prelude’s product candidates, and the sufficiency of Prelude’s cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Preclinical results described herein may not be predictive of clinical outcomes. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude’s ability to fund development activities and achieve development goals, Prelude’s ability to protect intellectual property, and other risks and uncertainties described under the heading “Risk Factors” in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contact:

Robert A. Doody, Jr.

Senior Vice President, Investor Relations

Prelude Therapeutics Incorporated

484.639.7235

rdoody@preludetx.com